SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report (Date of earliest
                                event reported):
                                  July 25, 2002





                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




        Missouri                      1-2967                    43-0559760
(State or other jurisdiction        (Commission              (I.R.S. Employer
       of incorpor                  File Number)             Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

           On July 25, 2002, Ameren Corporation, the Registrant's parent company, issued a press release stating that the Missouri Public Service Commission on July 25, approved a joint settlement reached in the earnings complaint case filed by the Missouri Public Service Commission staff against the Registrant in July 2001. On July 16, 2002, the Registrant and all other parties participating in the case submitted the joint settlement to the Missouri Public Service Commission. The press release is attached as Exhibit 99 and is incorporated herein by reference.


ITEM 7.    EXHIBITS

           (c)  Exhibits.

                99 Press release, dated July 25, 2002, issued by the Registrant's parent company.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    UNION ELECTRIC COMPANY
                                         (Registrant)


                                    By  /s/ Martin J. Lyons
                                      ---------------------------
                                    Name:   Martin J. Lyons
                                    Title:  Controller
                                           (Principal Accounting Officer)


Date:  July 25, 2002


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                                  Exhibit Index
                                  -------------


Exhibit No.                       Description
-----------                       -----------

   99     - Press release dated July 25, 2002, issued by Ameren Corporation.

                                                                      EXHIBIT 99

[GRAPHIC OMITTED] [GRAPHIC OMITTED]
One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO  63103

Contact:
Analysts:                           Media:                    Investors:
Bruce Steinke                       Susan Gallagher           Investor Services
(314) 554-2574                      (314) 554-2175            Invest@ameren.com

FOR IMMEDIATE RELEASE
---------------------

             MISSOURI PUBLIC SERVICE COMMISSION APPROVES SETTLEMENT
                     REACHED IN AMERENUE ELECTRIC RATE CASE

St. Louis, MO, July 25, 2002---The Missouri Public Service Commission today unanimously approved a settlement reached in the electric rate case of AmerenUE, a utility subsidiary of Ameren Corporation (NYSE: AEE). On July 16, AmerenUE and all other parties participating in the electric rate case submitted the joint settlement to the Missouri Public Service Commission.

     The joint settlement includes a rate moratorium through June 30, 2006, the phase-in of $110 million in electric rate reductions, over $2 billion in critical energy infrastructure commitments from the company, and $26 million in funding during the term of the plan for several important programs that will benefit low-income consumers, enhance energy conservation and support the state's economic development efforts. In addition, the settlement calls for an overall reduction in the company's depreciation expense by $20 million per year.

     Under the joint settlement, AmerenUE's Missouri retail electric customers will also begin receiving, in August or September, $40 million in credits-a one-time benefit averaging $14.50 per residential customer. The $40 million in credits result from the final settlement of earnings sharing benefits under the experimental alternative regulation plan (EARP), which expired June 30, 2001. Under that plan, stockholders and customers shared earnings between certain regulatory return-on-equity thresholds.

     "Obviously, we are very pleased with the Commission's timely review and approval of the settlement agreement," said Charles W. Mueller, chairman and chief executive officer, Ameren Corporation. "This settlement will provide significant benefits to our customers and to the state of Missouri, while ensuring the future energy needs of the state."

     "The approved agreement offers AmerenUE electric customers significant rate reductions, coupled with rate stability and continued strong reliability," added Gary L. Rainwater, president and chief operating officer, Ameren Corporation. "The settlement will also provide the company with financial flexibility in addition to meaningful incentives to improve its operations and enable it to deliver solid investor returns."

     The joint settlement came in response to an excess earnings complaint case filed by the Missouri Public Service Commission staff against AmerenUE in July 2001. Copies of the now-approved joint agreement can be obtained from the MoPSC website at http://www.psc.state.mo.us.

     AmerenUE is a subsidiary of St. Louis-based Ameren Corporation. Ameren companies serve 1.5 million electric customers and 300,000 natural gas customers in a 44,500-square-mile area of Missouri and Illinois.

Safe Harbor Statement
---------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, Ameren is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The factors discussed in Ameren's annual report on SEC Form 10-K for the fiscal year ended December 31, 2001, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such "forward-looking" statements.